SECURED PROMISSORY NOTE
(Pine Trace Village – Lot / Land Loan)

U.S. $5,250,000.00                                                                                                                                March 29, 2010

FOR VALUE RECEIVED, PINE TRACE VILLAGE, LLC, a Texas limited liability company (the “Borrower”), hereby makes and issues this Secured Promissory Note (this “Note”) and promise to pay to the order of UNITED DEVELOPMENT FUNDING IV, a real estate investment trust organized under the laws of the state of Maryland (together with its successors and assigns, “Lender”), the principal sum of U.S. FIVE MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($5,250,000.00) or, if greater or less, the aggregate amount of all funds advanced to Borrower under this Note, together with accrued, unpaid interest thereon, and all other amounts due to Lender hereunder.  This Note is subject to the foregoing and the following terms:

1.           Certain Definitions.  Certain terms which are defined in the text of this Note shall have the respective meanings given to such terms herein, and the following terms shall have the following meanings:

“Accrued Interest Payments” means monthly interest payments equal to the amount of accrued interest on the outstanding principal balance of this Note, calculated at the applicable rate of interest provided herein, and payable as provided herein.

“Advance” shall mean an advance by Lender under this Note including, without limitation, an Interest Reserve Advance, a Commitment Advance, or a Discretionary Advance.

“Advance Conditions” has the meaning set forth in Section 7 of this Note.

“Advance Request” shall mean Lender’s standard form of Advance Request in the form attached hereto as Exhibit “E”, which includes means a certificate executed by the Principal Officer certifying that (i) no Event of Default has occurred and is continuing under this Note, (ii) all representations and warranties made by Borrower in this Note and the other Loan Documents are true and correct in all respects, and (iii) Borrower has complied with and performed, in all respects, all covenants, conditions and agreements which are then required by this Note and the other Loan Documents to have been complied with or performed.

“Affiliate” shall mean an individual or legal entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another Person.  The term “Control” as utilized herein means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through management, ownership, by contract, or otherwise; provided, however, in no event shall any Lender be deemed an Affiliate of Borrower.

“Approved Budget” means a budget approved by Lender for the management and development of the Property reflecting all related costs and expenses, a copy of which is attached hereto as Exhibit “C” and incorporated by reference.

“Approved Builder” means Meritage, and each other residential homebuilder acquiring Lots from Borrower for the purpose of constructing single family residences thereon which is approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed.

“Assignment and Subordination Agreements” means, collectively, (i) that certain Assignment and Subordination of Lot Sale and Purchase Contract with respect to the Meritage Lot Sale Contract, executed by Borrower in favor of Lender, and (ii) each other Assignment and Subordination of Lot Sale and Purchase Contract executed by Borrower in favor of Lender with respect to any Lot Sale Contract entered into after the Effective Date, as each may be amended, modified, renewed, superseded, or replaced from time to time. .

“Assignment of Contract Rights” means each Assignment of Contract Rights executed by Borrower in favor of Lender, assigning Lender all of the rights of Borrower under the Reimbursement Contracts.

“Assignment of Distributions” means, collectively, those certain assignments of the distributions of Borrower being executed and delivered by the Pledgor to Lender in further security for the Loan, pursuant to the requirements of this Note and the Pledge Agreement.

“Base Rate” means the lesser of (i) thirteen percent (13%) per annum, accrued monthly and compounded annually, or (ii) the Highest Lawful Rate.

“Borrower” means Pine Trace Village, LLC, a Texas limited liability company.

“Borrower-Related Party” means, collectively, the Pledgor, the Guarantor, and any other Person who becomes a Guarantor or a Pledgor after the Effective Date.

“Business Day” means any day other than a Saturday, Sunday, or other day on which Lender is closed for business.

“Closing” means the execution and delivery of the Loan Documents by Lender, Borrower and the Borrower-Related Parties.

“Closing Deliveries” has the meaning given to such term in Section 6.

“Closing Expense Advance” means an advance of the Commitment by Lender for the benefit of Borrower in the aggregate amount of up to $325,000.00, which shall fund the following costs and expenses:  the Origination Fee in the amount of $52,500.00, property taxes due and owing for 2009 in the approximate amount of $201,800.00, mortgagee title policy in the approximate amount of $25,000, and endorsement costs, recording fees, and other closing expenses shown on the settlement statement (all of which are subject to the prior approval of Lender), plus outstanding Loan Expenses.

“Collateral” means, collectively, all property, assets and rights in which a Lien, in favor of Lender is or has been granted or arises or has arisen or may hereafter be granted or arise, under or in connection with any Loan Document or otherwise, to secure payment or performance of all or any part of the Debt.  Without limitation of the foregoing, the term “Collateral” includes, without limitation, (i) all “Pledged Collateral” as such term is defined and used in the Pledge Agreement, (ii) all “Mortgaged Property” as such term is defined and used in the Deed of Trust, (iii) each Lot Sale Contract, (iv) all Earnest Money, if any and (v) each Reimbursement Contract.

“Commitment” means the maximum dollar amount that Lender has committed to fund under this Note, excluding Interest Reserve Advances, in the aggregate dollar amount of up to U.S. Four Million Eight Hundred Thousand and No/100 Dollars ($4,800,000.00), which amount includes (and is not in addition to) the Initial Commitment Advance and the Closing Expense Advance.

“Commitment Advance” means any full or partial advance of the Commitment pursuant to the terms hereof including, without limitation, the Initial Advance, future Advances of Commitment, and the Closing Expense Advance.

“Company Certificate” means a certificate certifying the existence, good standing, formation and organizational documents, and authorizing resolutions, of a Person that is an entity.

“Construction Contracts” has the meaning assigned to such term in Section 10 hereof.

“Debt” means all Indebtedness (principal, interest or other) evidenced by this Note and all Indebtedness (principal, interest or other) owing to Lender incurred under or evidenced by the other Loan Documents.  The Debt includes interest and other obligations accruing or arising after (i) commencement of any case under any bankruptcy or similar laws by or against Borrower or any Borrower-Related Party or (ii) the obligations of Borrower or Borrower-Related Party shall cease to exist by operation of law or for any other reason.  The Debt also includes all reasonable attorneys’ fees and any other reasonable expenses incurred by Lender in enforcing any of the Loan Documents.

“Deed of Trust” shall mean, collectively, (i) that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing recorded or to be recorded in the real property records of Harris County, Texas at the Closing of the Loan, naming Borrower as the grantor and Lender as the beneficiary thereunder, granting Lender a security interest in and a Lien on the Large Tract to secure the payment and performance of Borrower’s obligations under this Note and the other Loan Documents, subject only to Permitted Exceptions and being superior in priority over all Liens, as it may be amended, modified, renewed, extended, supplemented, or replaced from time to time (the “Large Tract Deed of Trust”), and (ii) that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing recorded or to be recorded in the real property records of Harris County, Texas within sixty (60) days following the Closing of the Loan, naming Borrower as the grantor and Lender as the beneficiary thereunder, granting Lender a security interest in and a Lien on the Small Tract to secure the payment and performance of Borrower’s obligations under this Note and the other Loan Documents, subject only to Permitted Exceptions and being superior in priority over all Liens, as it may be amended, modified, renewed, extended, supplemented, or replaced from time to time (the “Small Tract Deed of Trust”).

“Default Rate” means the lesser of (i) eighteen percent (18.0%), accrued monthly and compounded annually, or (ii) the Highest Lawful Rate.

“Discretionary Advance” has the meaning given to such term in Section 3(c).

“Disposition” means any sale, lease, transfer, assignment, exchange or conveyance in whole or in part.

“Distribution” means all proceeds, products, cash, securities, dividends, increases, distributions and profits received from or on the Pledged Securities or the Pledged Collateral or distributable to Pledgors, including, without limitation, distributions or payments in partial or complete liquidation or redemption, or as a result of reclassifications, readjustments, reorganizations or changes in the capital structure of the Pledged Securities.

“District” means Harris County Municipal Utility District No. 480, a political subdivision of the State of Texas, organized pursuant to the provisions of Article XVI, Section 59 of the Texas Constitution and Chapters 49 and 54 of the Texas Water Code, as amended.

“District Consent” means a written consent and agreement executed by the District for the benefit of Lender, which, among other things, provides that the District grants its consent to Lender’s Lien on and security interest in the Reimbursement Contracts, and the Assignment of Contract Rights.

“Earnest Money” means any form of earnest money supporting a Lot Sale Contract including, without limitation, cash on deposit with a title company or released to Borrower, and letters of credit.

“Earnest Money Assignment” means, for each Lot Sale Contract supported by Earnest Money an Assignment of Earnest Money Proceeds executed by Borrower in favor of Lender, providing for a Lien and security interest on the Earnest Money supporting such Lot Sale Contract, in the form approved by Lender in its sole discretion, if any.

“Effective Date” means March 29, 2010.

“Environmental Indemnity Agreement” shall mean that certain Environmental Indemnity Agreement to be executed by Borrower and the Guarantor in favor of Lender, pursuant to which Borrower and the Guarantor agree to indemnify Lender from environmental liabilities associated with the Property, as it may be amended, modified, renewed, extended, increased, superseded, or replaced from time to time.

“Errors Agreement” means that certain errors and omissions agreement executed by Borrower and the Borrower-Related Parties in favor of Lender dated as of the Effective Date.

“Event of Default” has the meaning given to such term in Section 11(a).

“Financial Statement Certifications” means those certain certifications of Borrower and the Borrower-Related Parties attesting to the accuracy and completeness of the financial statements in the form approved by Lender in its sole discretion.

“Finished Lot” means a fully developed finished single-family residential lot owned by Borrower which is deemed by Lender to be a “finished” single-family residential lot and has been accepted by each of the city in which such Lot is located, and each municipal district, municipality, water district, municipal utility district, public improvement district or other Governmental Authority for the subdivision of Pine Trace Village, Harris County, Texas.

“Funding Conditions” means, collectively, Borrower’s and the Borrower-Related Parties’ strict compliance with each of the requirements of the Closing Deliveries in Section 6 and each of the Advance Conditions in Section 7, as determined by Lender in its sole discretion.

“Good Accounting Practice” shall mean such accounting practice as, in the opinion of independent certified public accountants satisfactory to Lender, conforms at the time to generally accepted accounting principles or, with the express prior written consent of Lender in any applicable case, cash basis of accounting or the federal income tax basis of accounting, consistently applied.  Each accounting term not defined in this Note shall have the meaning given to it under Good Accounting Practice.

“Governmental Authority” shall mean the United States, the State of Texas, the County where the Property, in whole or in part, is located, the City, if any, where the Property, in whole or in part, is located, the District where the Property, in whole or in part, is located, the Texas Commission for Environmental Quality, the Texas Water Development Board, the Texas Water Quality Board, the Department of Housing and Urban Development, the Environmental Protection Agency, any political subdivision of any of the foregoing and any agency, department, commission, board, bureau, court or instrumentality of any of them which now or hereafter has jurisdiction over Lender, Borrower, any Borrower-Related Party, or any part of the Property.

“Guarantor” means CTMGT Houston, LLC, a Texas limited liability company, and each other Person who executes a Guaranty Agreement as a Guarantor thereunder.

“Guaranty Agreement” means each Guaranty Agreement dated as of the Effective Date or thereafter executed by a Guarantor in favor of Lender, as it may be amended, modified, renewed, superseded, replaced or joined from time to time.

“Highest Lawful Rate” means the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law, to the extent that it permits Lender to contract or charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all fees and expenses contracted for, charged, received, taken or reserved by Lender in connection with the transaction relating to this Note and the Debt evidenced hereby or by the other Loan Documents which are treated as interest under applicable law.

“Indebtedness” shall mean and include (a) all items which in accordance with Good Accounting Practice would be included on the liability side of a balance sheet on the date as of which indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits), (b) guaranties, endorsements and other contingent obligations in respect of indebtedness of others, or any obligations to purchase or otherwise acquire any such indebtedness of others, and (c) indebtedness secured by any mortgage, pledge, security interest or lien existing on property owned subject to or burdened by such mortgage, pledge, security interest or lien whether or not the indebtedness secured thereby shall have been assumed.

“Initial Commitment Advance” means the aggregate dollar amount of up to U.S. Three Million and No/100 Dollars ($3,000,000.00), to be advanced to or for the benefit of Borrower at the Closing.

“Interest Reserve” means a fixed interest reserve in an amount of up to U.S. Four Hundred Fifty Thousand and No/100 Dollars ($450,000.00) that may be advanced by Lender hereunder on the last day of each month for interest accrued during that month on the outstanding principal balance of this Note (subject to the provisions of Sections 4(b) and 4(c)) and applied against Accrued Interest Payments on this Note.

“Interest Reserve Advance” means an advance of Interest Reserve by Lender hereunder applied against Accrued Interest Payments on this Note, subject to the terms and conditions of Sections 4(b) and 4(c).

“Land Development” means UMTH Land Development, L.P., a Delaware limited partnership.

“Large Tract” means the Lots located in Pine Trace Village, a subdivision located in the Jesse Pruitt Survey, A-629, Harris County, Texas and the Undeveloped Land, all of which is more particularly described on Exhibit “A” attached hereto and incorporated herein by reference.

 “Lease” has the meaning given to such term in Section 9(v).

“Lender” means United Development Funding IV, a real estate investment trust organized under the laws of the state of Maryland, and its successors and assigns.

“Lender Representatives” has the meaning given to such term in Section 9(m).

“Liabilities and Costs” has the meaning given to such term in Section 13.

“Lien” means any lien, security interest, charge, tax lien, pledge, encumbrance, collateral assignment, conditional sales or other title retention arrangement or any other interest in property designed to secure the repayment of Indebtedness or the satisfaction of any other obligation, whether arising by agreement or under any statute or law, or otherwise.

“Loan” means the full amount of loan made to Borrower pursuant to this Note including all principal advanced and accrued interest thereon and all other amounts owing to Lender under the Loan Documents.

“Loan Documents” means, collectively, together with all exhibits and schedules thereto: this Note, the Deed of Trust, the Environmental Indemnity Agreement, the Advance Requests, the Guaranty Agreement, the Financial Statement Certifications, the Errors Agreement, the IRS tax disclosure forms, the Company Certificates, the Assignment and Subordination Agreements, the Lot Purchaser Consents, the Origination Fee Letter, the Earnest Money Assignments (if any), the Assignment of Contract Rights, the Pledge Agreement, the Pledge Assignment, the Subordination Agreement, the District Consent and all other documents, instruments, agreements, assignments and certificates relating thereto, including, without limitation, any and all loan or credit agreements, promissory notes, deeds of trust, mortgages, pledge agreements, financing statements, security agreements, assignments of rents, assignments of leases, assignments of contracts, environmental indemnities, guaranties, contractor’s consent agreements, lender’s title insurance policies, opinions of counsel, evidences of authorization or incumbency, escrow instructions, and architect’s and/or engineer’s consent agreements, letters of credit, each of which is to be executed (and acknowledged where applicable) by the Borrower and/or Lender (as and where applicable) in connection with Lender making the Loan to Borrower, as the same may be amended, modified, renewed, supplemented or replaced from time to time.

“Loan Expenses” has the meaning given to such term in Section 2(a).

“Lot” shall mean each of the one hundred twenty-one (121) Finished Lots that are a part of the Mortgaged Property, as referenced on Exhibit “A” attached hereto and incorporated by reference.

“Lot Purchaser” means (i) an Approved Builder or (ii) any other Person acquiring Lots from Borrower, subject to approval by Lender in its sole discretion.

“Lot Purchaser Consents” means, collectively, (i) that certain Consent to Assignment, Subordination and Estoppel Certificate and Agreement executed by Meritage for the benefit of Lender, and (ii) each other Consent to Assignment, Subordination and Estoppel Certificate and Agreement executed by a Lot Purchaser in favor of Lender with respect to any Lot Sale Contract entered into after the Effective Date, as each may be amended, modified, renewed, superseded, or replaced from time to time.

“Lot Sale Contract” means, collectively, each contract or agreement entered into by and between Borrower and a Lot Purchaser relating to the acquisition from Borrower of Lots, including, without limitation, (i) the Meritage Lot Sale Contract, and (ii) each other contract or agreement between Borrower, as the seller thereunder, and a Lot Purchaser, as the buyer thereunder, providing for the acquisition of Lot(s), in each case, as it may be amended, modified, renewed, superseded, or replaced from time to time. .

“Maturity Date” means March 29, 2012.

“Member Loans” means, collectively, loans from partners, members or managers or affiliates of Borrower made in accordance with the terms of the Organizational Agreement of Borrower, which are subordinate both in payment and priority of Liens to the Loan and the Loan Documents pursuant to a subordination agreement binding upon such Person.

“Meritage” means Meritage Homes of Texas, LLC, an Arizona limited liability company and its assigns.

“Meritage Lot Sale Contract” means that certain Purchase and Sale Agreement and Joint Escrow Instructions dated December [undated], 2009 between 170 Dowdell, Ltd., a Texas limited partnership (“Original Seller”), as the seller thereunder, and Meritage or its assigns as the buyer thereunder, as assigned by Original Seller to Borrower pursuant to that certain Assignment of Purchase and Sale Agreement and Joint Escrow Instructions dated effective as of March 2, 2010, as so assigned, and as it may be further assigned, amended, modified, renewed, superseded, or replaced from time to time.

“Mortgaged Property” has the meaning given to such term in the Deed of Trust.  The Mortgaged Property includes the Lots and the Undeveloped Land.

“Note” means this Secured Promissory Note as defined in the introductory paragraph hereof, together with all exhibits and schedules hereto, as it may be amended, modified, renewed, extended, increased, supplemented or replaced from time to time.

“Organizational Agreement” shall mean (a) in respect of a corporation, the Articles of Incorporation certified to a current date by the Secretary of State in which such corporation is incorporated and the Bylaws of a corporation certified to a current date as true and correct by the secretary or assistant secretary of a corporation; (b) in respect of a general partnership, a partnership agreement; (c) in respect of a joint venture, a joint venture agreement; (d) in respect of a limited partnership, a partnership agreement and the certificate of limited partnership certified to a current date by an appropriate Governmental Authority of the state in which the limited partnership is organized; (e) in respect of a trust, a trust agreement; and (f) in respect of a limited liability company, the certificate of organization certified to a current date by the Secretary of State in which such limited liability company is organized and the regulations of a limited liability company certified to a current date as true and correct by the manager of a limited liability company; and any and all future modifications thereof which are consented to by Lender.

“Origination Fee” shall mean a fee payable to Lender, charged in consideration of the origination of the Loan and payable as provided in the Origination Fee Letter.

“Origination Fee Letter” shall mean that certain letter agreement between Borrower and Lender, pursuant to which Borrower agrees to pay Land Development the Origination Fee as provided in the Origination Fee Letter.

“Partial Release Price” shall mean, for each closing of a Lot or Lots under a Lot Sale Contract and Borrower’s request for Lender’s release of its Lien against such Lot or Lots, the sales price for such Lot set forth in such Lot Sale Contract, less the following reductions:  (x) any credit to the Purchase Price resulting from the application of Earnest Money, if any, to the Purchase Price pursuant to the applicable Lot Sale Contract, and (y) any other closing expense shown on the settlement statement that is approved by Lender’s prior written consent to be deducted from the release price that would otherwise be due to Lender.

“Permitted Exceptions” has the meaning given to such term in the Deed of Trust.

“Person” means a corporation, limited liability company, general partnership, limited partnership, trust, or other entity, or any individual.

“Pledge Agreement” means that certain Pledge Agreement executed by the Pledgor in favor of Lender dated as of the Effective Date or thereafter, pursuant to which the Pledgor pledges and grants a security interest in, and a Lien on, the Pledged Collateral to Lender to secure the Loan, as it may be amended, modified, renewed, superseded, replaced or joined from time to time.

“Pledge Assignment” means that certain assignment of limited liability company interests relating to the pledge of such limited liability company interests of Borrower being executed and delivered to Lender by the Pledgor pursuant to the requirements of the Pledge Agreement, as it may be amended, modified, renewed, extended, superseded, replaced or joined from time to time.

“Pledged Collateral” has the meaning given to such term in the Pledge Agreement.

“Pledged Securities” has the meaning given to such term in the Pledge Agreement.

“Pledgor” means CTMGT Houston, LLC, a Texas limited liability company, and each other Person who executes the Pledge Agreement as a Pledgor thereunder.

“Principal Officer” means Mehrdad Moayedi.

“Pro Forma” means Borrower’s schedule for the sale of the Lots and the projected proceeds from the sale of the Lots prepared by Borrower in good faith and in accordance with industry standards, a copy of which is attached hereto as Exhibit “D” and incorporated by reference.

“Property” means, collectively, the Large Tract and the Small Tract.

“Released Party” has the meaning given to such term in Section 8(q).

“Reimbursement Contract” means, collectively, (i) that certain agreement entered into between 170 Dowdell, Ltd. and the District for the construction of certain water, sewer and drainage improvements on the Mortgaged Property, (ii) that certain Agreement for Financing Operation Expenses dated February 21, 2008 in favor of 170 Dowdell, Ltd.,  the District and Arete Real Estate and Development Company,  (iii) that certain Financing Agreement for Creation and Organizational Costs dated as of April 12, 2007 in favor of 170 Dowdell, Ltd., the District and Arete Real Estate and Development Company, (iv) that certain Agreement dated on or about January 12, 2010 executed by 170 Dowdell, Ltd., and the District regarding the re-construction of two separate left turn lanes as one continuous left turn lane on Stuebner Airline Road between F.M. 2920 and Hufsmith Kuykendahl Road at existing entrances to Pine Trace subdivision, (v) any assignments, amendments, restatements, supplements, or replacements of the foregoing agreements referenced in clauses (i) through (iv) above, whether with Borrower or any other Person, and (vi) any other contract or agreement with any city, county, water district, municipal utility district, public improvement district, or other Governmental Authority providing for the sharing, payment and/or reimbursement of the costs of planning, development and/or construction with respect to the Mortgaged Property such as, but not limited to, a municipal utility district or public improvement district reimbursement agreement.

“Revenue Event” means income, revenue, reimbursements, proceeds or other payment of any kind or nature under or pursuant to, or in connection with, any Reimbursement Contract.

“Small Tract” means that certain tract of land consisting of 19.842 acres, located in the James Coulter Survey, Abstract 214, Harris County, Texas, which is more particularly described on Exhibit “B” attached hereto and incorporated herein by reference.

"Subordination Agreement” shall mean that certain Subordination Agreement among Lender, UDF, and Borrower dated as of the Effective Date, pursuant to which UDF shall subordinate its deed of trust Lien on the Property to Lender.

“Title Policy” shall mean one or more policies of mortgagee title insurance and all endorsements thereto requested by Lender, issued in favor of Lender and naming Lender and its assigns as insured mortgagee by a title company acceptable to Lender and insuring that title to the Property covered by the Deed of Trust is vested in Borrower, free and clear of any Lien, objection, exception or requirement other than the Permitted Exceptions, and that Lender has a first and prior Lien against the Property, in such amount and containing such endorsements as Lender may require.

“UDF” means United Development Funding, L.P., a Delaware limited partnership.

“UDF III” means United Development Funding III, LP, a Delaware limited partnership.

“UDF Loans” means, collectively, loans from UDF, UDF III, Lender, or any of their Affiliates.

“Undeveloped Land” means all of the Mortgaged Property described on Exhibit “A” attached hereto and incorporated by reference, other than the Lots.

2.           Loan Expenses; Fees.

(a)           To the extent not prohibited by applicable law, Borrower will pay all reasonable costs and expenses and reimburse Lender for any and all expenditures of every character incurred or expended from time to time, regardless of whether an Event of Default shall have occurred, in connection with any of the following (collectively, “Loan Expenses”):

(i)           the preparation, negotiation, documentation, closing, renewal, revision, modification, increase, administrating, monitoring, review or restructuring of any loan or credit facility represented by or secured by the Loan Documents, including legal, accounting, auditing, architectural, engineering, due diligence, title company, and inspection services and disbursements, or in connection with collecting or attempting to enforce or collect pursuant to any Loan Document;

(ii)           Lender’s evaluating, monitoring, administering and protecting the Mortgaged Property, or any other Collateral or employing others to do so or to perform due diligence for Lender with respect thereto; and

(iii)           Lender’s creating, perfecting and realizing upon Lender’s security interest in, and the Liens on, the Mortgaged Property, or any other Collateral, and all costs and expenses relating to Lender’s exercising any of its rights and remedies under any Loan Document or at law, including all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions, title review and abstract fees, litigation report fees, UCC search fees, other fees and expenses incident to title searches, reports and security interests, investigations, escrow fees, attorneys’ fees, legal expenses, court costs, other fees and expenses incurred in connection with any complete or partial liquidation of the Mortgaged Property, or any other Collateral, and all fees and expenses for any professional services or any operations conducted in connection therewith.  Notwithstanding the foregoing, no right or option granted by Borrower to Lender or otherwise arising pursuant to any provision of any Loan Document shall be deemed to impose or admit a duty on Lender to supervise, monitor or control any aspect of the character or condition of the Mortgaged Property, or any other Collateral or any operations conducted in connection with it for the benefit of Borrower or any other Person other than Lender.

(b)           Origination Fee.  Borrower agrees to pay Land Development an Origination Fee in the amount of $52,500.00, as further provided in the Origination Fee Letter.  Borrower has requested, and Lender has agreed, to fund the Origination Fee from the Closing Expense Advance proceeds.

(c)           Usury Savings Clause Applies.  Borrower agrees that Lender has provided, and shall provide, separate and distinct consideration for the Origination Fee and the fees and expenses described in Section 2(a) above and elsewhere in the Loan Documents and that the Origination Fee and such fees and expenses represent bona fide fees and expenses incurred by Borrower or Lender.  Borrower further agrees that such fees and expenses are not, are not intended to be, and shall not be characterized as, interest or as compensation for the use, forbearance or detention of money.  Despite the foregoing and notwithstanding anything else in this Note and the other Loan Documents to the contrary, if any fees or expenses charged or chargeable to Borrower hereunder are determined to constitute interest and such fees or expenses, when added to the interest charged hereunder, would cause the aggregate interest charged hereunder to exceed the Highest Lawful  Rate, then Section 12 of this Note shall automatically apply to reduce the interest charged hereunder so as not to exceed the Highest Lawful Rate.

3.           Closing; Commitment; Discretionary Advances.

(a)           Closing; Commitment.  Subject to the Funding Conditions, Lender agrees to fund the Initial Commitment Advance to Borrower at the Closing and to fund the remainder of the Commitment to Borrower through future Commitment Advances to be made during the term of the Loan; provided, however, that all Commitment Advances shall be made subject to, and in accordance with, the terms and conditions of Section 3(b).  Notwithstanding anything else to the contrary contained herein, Lender shall have no obligation to make any Advance unless each of the Funding Conditions has been satisfied.  This Note is not a revolver and thus, the portion of the Commitment borrowed may not be repaid to Lender and subsequently borrowed again under this Note.  The Interest Reserve is not included in the Commitment.

(b)           Procedure for Borrowing.  Each Commitment Advance shall be made pursuant to Borrower’s delivery of an Advance Request to Lender, accompanied by documentation supporting the Commitment Advance.  Borrower agrees to provide, all information, documents and agreements as may be requested by Lender in connection with each such Advance Request.  Commitment Advances shall be made no more frequently than once per month.   Each Advance Request must be received by Lender by no later than the 10th day of each month for which funding is requested.  Notwithstanding anything else to the contrary contained herein, Lender shall have no obligation to make any Advance unless each of the Funding Conditions has been satisfied.

(c)           Discretionary Advances.  Lender is hereby authorized from time to time to make Advances to or for the benefit of Borrower hereunder that Lender, in its sole discretion, deems necessary or desirable upon the occurrence of any of the following (such Advances made upon the occurrence of the following events are referred to herein as the “Discretionary Advances”): (i) Lender determines, in its sole discretion, that an Advance is be necessary or desirable for the purpose of paying any Loan Expense, cost, expense, fee or other amount to or for the benefit of Borrower or chargeable to Borrower under the Loan Documents, (ii) any Event of Default occurs, or (iii) upon request by Borrower for an Advance that (A) if a Commitment Advance, would cause the aggregate amount of all Commitment Advances made hereunder to exceed the Commitment amount, or (B) if an Interest Reserve Advance, would cause the aggregate amount of all Interest Reserve Advances made hereunder to exceed the amount of the Interest Reserve.  Each Discretionary Advance shall, upon disbursement, automatically constitute principal outstanding hereunder and cause a corresponding increase in the aggregate amount of the Debt (even if such Discretionary Advance causes the aggregate amount outstanding hereunder to exceed the face amount of this Note).  Borrower agrees that each Discretionary Advance shall automatically reduce the amount of Commitment available hereunder.  The making by Lender of any Discretionary Advance shall not cure or waive any Event of Default hereunder (except only for an Event of Default that has been cured to Lender’s satisfaction as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so cured, and for an Event of Default that has been waived by Lender as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so waived).

4.           Interest; Payments.

(a)           Interest Rate.  The outstanding principal amount of this Note shall bear interest on each day outstanding at the Base Rate in effect on such day, unless the Default Rate shall apply.  Subject to the other provisions of this Note, upon the occurrence and during the continuation of an Event of Default, the outstanding principal amount of this Note shall, at Lender’s option, automatically and without the necessity of notice, bear interest from the date of such Event of Default at the Default Rate, until all such delinquent amounts are paid and such breach or Event of Default has been cured to Lender’s satisfaction as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so cured, and or waived by Lender as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so waived.

(b)           Interest Payments; Interest Reserve Advances.  Borrower agrees to make Accrued Interest Payments to Lender on the last day of each month while the Loan is outstanding, in an amount equal to the interest accrued on the outstanding principal balance of this Note during each such month.  Notwithstanding the foregoing sentence, on each date that an Accrued Interest Payment becomes due and payable hereunder, provided that the Advance Conditions are then satisfied and that a sufficient amount of Interest Reserve is available for the funding of an Interest Reserve Advance, Lender shall make an Interest Reserve Advance hereunder in the amount of such Accrued Interest Payment which shall be applied to the Accrued Interest Payment then due and payable. Lender may, but is not obligated to, make Interest Reserve Advances hereunder whether or not the Advance Conditions have been met, provided, however, that if the Advance Conditions are not then met, any such Interest Reserve Advances shall be made at Lender’s option and in its sole discretion.  Provided that Borrower met all of the Advance Conditions for an Interest Reserve Advance, upon Lender funding such Interest Reserve Advance hereunder, the corresponding Accrued Interest Payment for such month shall be deemed to be satisfied.  Upon each Interest Reserve Advance, irrespective of whether the Advance Conditions were met, (i) the amount of remaining Interest Reserve (if any) shall be reduced by the amount of such Interest Reserve Advance and (ii) such Interest Reserve Advance funded by Lender hereunder shall automatically become principal outstanding under this Note upon such funding.  Borrower agrees that the Interest Reserve Advances may be funded by Lender in Lender’s sole discretion even if such funding causes the outstanding principal balance of this Note to exceed its face amount, and that any such Interest Reserve Advances funded in excess of the face amount of this Note shall be repaid to Lender in accordance with the provisions of this Note.  Notwithstanding anything else to the contrary contained herein, (i) if at any time an Event of Default has occurred and is continuing under this Note, Lender shall not be obligated to make any further Interest Reserve Advances, and thereafter, shall do so only in its sole discretion, unless and until the Event of Default has been cured to Lender’s satisfaction as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so cured, or waived by Lender as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so waived, and (ii) in no event shall Lender be obligated to make any Interest Reserve Advance that would cause the aggregate amount of Interest Reserve Advances made hereunder to exceed the remaining Interest Reserve.

(c)           Interest and Principal Payments.  Except earlier upon any acceleration of this Note:

(i)           Borrower promises to pay to Lender monthly Accrued Interest Payments on the last day of each month for interest accrued during that month, unless Lender applies the Interest Reserve to such Accrued Interest Payment as provided in Section 4(b) of this Note;

(ii)           in addition to the payments required by the provisions of clause (i) above, concurrently with each Disposition of the Lots pursuant to a Lot Sale Contract, Borrower promises to pay or cause to be paid to Lender, the Partial Release Price for each Lot released from Lender’s Lien thereon;

(iii)           in addition to the payments required by the provisions of clauses (i) and (ii) above, concurrently with any Disposition of the Mortgaged Property or any part or parcel thereof or other than pursuant to a Lot Sale Contract, Borrower promises to pay to Lender the full amount of the proceeds received by or due to Borrower from such Disposition (such Disposition being subject to Lender’s prior written consent which may be given or withheld in its sole discretion, unless the Disposition results in the Debt being paid in full); and

(iv)           in addition to the payments required by the provisions of clauses (i) and (ii) above, upon any Revenue Event, concurrently with any Revenue Event, Borrower promises to pay to Lender the full amount of the proceeds from or relating to such Revenue Event up to, but not exceeding the amount of, the unpaid Debt, and

(v)           in addition to the payments required by the provisions of clauses (i), (ii), (iii) and (iv) above, Borrower promises to pay to Lender the outstanding principal balance of this Note, together with all accrued, unpaid interest thereon, unpaid Loan Expenses and other unpaid amounts due under the Loan Documents, on or prior to the Maturity Date.

5.           Terms and Conditions of Payment.

(a)           Application of Payments.  Subject to the application of Interest Reserve Advances to Accrued Interest Payments as provided in Section 4(b) of this Note, all payments on this Note shall be applied first, to unpaid Loan Expenses due hereunder, next, to unpaid accrued interest, and last, to principal outstanding under this Note (being applied first to any portion of principal attributable to Interest Reserve Advances).  Notwithstanding the foregoing sentence, if any Event of Default occurs and is existing under this Note or any other Loan Document, Lender shall have the right to apply payments toward amounts due under this Note as Lender determines in its sole discretion.

(b)           General.  All amounts are payable to Lender in lawful money of the United States of America at the address for Lender provided in this Note, or at such other address as from time to time may be designated by Lender.  Borrower shall make each payment which it owes under this Note and the other Loan Documents to Lender in full and in lawful money of the United States, without set-off, deduction or counterclaim.  Under no circumstance may Borrower offset any amount owed by Borrower to Lender under this Note with an amount owed by Lender to Borrower under any other arrangement.  All payments shall be made by cashier's check or wire transfer of immediately available funds.  Should any such payment become due and payable on a day other than a business day, the date for such payment shall be extended to the next succeeding business day, and, in the case of a required payment of principal, interest or Loan Expenses or other amounts then due, interest shall accrue and be payable on such amount for the period of such extension.  Each such payment must be received by Lender not later than 3:00 p.m., Grapevine, Texas time on the date such payment becomes due and payable.  Any payment received by Lender after such time will be deemed to have been made on the next succeeding business day.

(c)           Prepayment.  Borrower may prepay this Note in whole or in part at any time and from time to time without incurring any prepayment fee or penalty, by giving Lender no less than ten (10) days prior written notice of such termination; provided, that interest shall accrue on the portion of this Note so prepaid through the date of such prepayment.

6.           Loan Deliveries.  At or prior to the Closing, Borrower shall deliver or cause to be delivered to Lender, the following items, each of which shall be satisfactory in form and substance to Lender (the “Closing Deliveries”):

(a)           originals duly executed by Borrower other party (other than Lender) who is a signatory thereto, of this Note and each other Loan Document including, without limitation, the Large Tract Deed of Trust, the Environmental Indemnity Agreement, the initial Advance Request, the Guaranty Agreement, the Financial Statement Certifications, the Errors Agreement, the IRS tax disclosure forms, the Company Certificates, the Assignment and Subordination Agreement for the Meritage Lot Sale Contract,  the Lot Purchaser Consent for the Meritage Lot Sale Contract, the Assignment of Contract Rights, the Origination Fee Letter, the Pledge Agreement, the Pledge Assignment, the Subordination Agreement, and the District Consent;

(b)           a certified copy of the Organizational Agreements of Borrower and each Borrower-Related Party that is an entity;

(c)           certificates of existence and good standing for Borrower and each Borrower-Related Party that is an entity issued by the appropriate state authorities;

(d)           resolutions of the general partner, manager or other governing body (as evidenced by the Organizational Agreements) of Borrower and each Borrower-Related Party, authorizing the execution, delivery, and performance of this Note and the other Loan Documents, and the transactions contemplated hereby and thereby;

(e)           copies of the liability insurance and casualty insurance policies covering Borrower and the Mortgaged Property, evidence of payment of the premiums therefor through at least one year and endorsements of such policies to Lender (in accordance with and meeting the requirements of Sections 9(o) and (p) hereof);

(f)           all written consents that are required with respect to or necessitated by this Note and the other Loan Documents and the transactions contemplated hereby and thereby;

(g)           all written consents that are required with respect to or necessitated by this Note and the other Loan Documents and the transactions contemplated hereby and thereby;

(h)           the following documents and materials: (i) a current appraisal assessing the fair market value of the Mortgaged Property, subject to Lender’s review and acceptance, completed by an appraiser acceptable to Lender (ii) all environmental site assessments and reports with respect to the Mortgaged Property, including, but not limited to, a wetlands assessment; (iii) all engineering reports and studies, soil analysis, construction, structural and mechanical feasibility reports; all surveys, survey maps, plats and proposed plats; all development plans, construction plans, and other plans and specifications; all topographic, drainage and contour maps and all other reports, maps, studies and surveys of engineers, architects and others; (iv) the fully executed Meritage Lot Sale Contract, (v) all sales and marketing plans for the Mortgaged Property, (vi) all contracts and agreements with developers, engineers, contractors, subcontractors, consultants and others relating to supervision and maintenance of, and other professional services relating to the Mortgaged Property; (vii) copies of all easements and encumbrances affecting the Mortgaged Property, including land use, water use, mineral rights, surface rights, zoning, subdivision, grading, environmental restrictions, and neighborhood association rights and restrictions, (viii) the commitment for the issuance of the Title Policy for the Large Tract, and the title exception documents, and (ix) all permits, approvals, and authorizations necessary to develop the Mortgaged Property in compliance with applicable governmental laws, rules, and regulations; and

(i)           such other and further information, documents, agreements and certificates as are reasonably requested by Lender.

No waiver by Lender of the timely delivery of any Closing Delivery will constitute a waiver of any condition precedent to any obligation of Lender to make any Advance or to require delivery of any Closing Delivery prior to the funding of any Advance.

7.           Conditions Precedent to Advances.  Borrower agrees that, notwithstanding anything to the contrary contained herein or in the other Loan Documents, Lender’s obligation to fund any Advance shall be conditioned upon the satisfaction by Borrower of each of the following conditions, on and as of the funding date for the Advance (the “Advance Conditions”):

(a)           no event constituting an Event of Default shall have occurred and be continuing;

(b)           the Principal Officer shall have executed and delivered to Lender an Advance Request dated the funding date, and all matters certified in the Advance Request shall be true and correct in all respects;

(c)           all statements contained in all Loan Documents and all other certificates, statements and data furnished to Lender by or on behalf of Borrower or in connection with the transactions contemplated by this Note or any of the other Loan Documents (including all of the documents and information required to be delivered to Lender by Section 6) shall be true and complete in all material respects, and there are no facts or events actually known to Borrower that, if disclosed to Lender, would make such statements, certificates or date untrue in any material respect (and Borrower agrees to inform Lender, prior to Lender making any such Advance, of any such facts or events actually known to Borrower);

(d)            all of the Loan Documents shall be valid and subsisting, enforceable and in full force and effect and in the priority Lien position stated therein;

(e)           the Origination Fee and all fees and expenses owed to Lender under any of the Loan Documents shall have been paid in full;

(f)           the title agent shall have delivered to Lender the title company’s unconditional commitment to issue the Title Policy for the Large Tract Deed of Trust to the Lender pursuant to a commitment, in form and content satisfactory to Lender, wherein the title company agrees to provide the Title Policy to Lender, and all endorsements thereto required by Lender, obtained at Borrower’s expense;

(g)           if the date of the proposed Advance is more than sixty (60) days following the Effective Date, the title agent shall have delivered to Lender the title company’s unconditional commitment to issue the Title Policy for the Small Tract Deed of Trust to the Lender pursuant to a commitment, in form and content satisfactory to Lender, wherein the title company agrees to provide the Title Policy to Lender, and all endorsements thereto required by Lender, obtained at Borrower’s expense; and

(h)           Borrower shall have complied with each other reasonable request of Lender made in connection with the Advance.

No Advance will constitute a waiver of any condition precedent to any obligation of Lender to make any further Advances.

8.           Representations and Warranties.  Borrower and each Borrower-Related Party represents and warrants  to Lender as follows:

(a)           Due Organization, Existence and Authority.  Borrower and each Borrower-Related Party that is an entity (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has full power and authority to own its properties, carry on its business as presently conducted and as proposed to be conducted, and to enter into and perform its obligations under this Note and the other Loan Documents to which it is a party.

(b)           Loan Documents Authorized.  The execution and delivery by Borrower and each Borrower-Related Party of this Note and the other Loan Documents and the full and timely performance of all obligations thereunder have been duly authorized by all necessary action under the Organizational Agreement of Borrower and each Borrower-Related Party and otherwise.

(c)           Loan Documents Valid, Binding and Enforceable.  This Note and the other Loan Documents have been duly and validly executed, issued and delivered by Borrower and each Borrower-Related Party, and constitutes the valid and legally binding obligations of Borrower and each Borrower-Related Party enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting enforcement of creditor’s rights.

(d)           No Violation.  The execution, delivery and performance by Borrower and each Borrower-Related Party of the Loan Documents does not and will not (i) contravene the Organizational Agreement of Borrower and each Borrower-Related Party, (ii) contravene any law, rule or regulation, or any order, writ, judgment, injunction or decree or any contractual restriction binding on or affecting Borrower or any Borrower-Related Party or the Collateral, (iii) require any approval or consent of any general partner, board, manager, member, lender or any other Person, other than approvals or consents that have been previously obtained and disclosed in writing to the Lender, (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any Borrower-Related Party is a party or by which Borrower or any Borrower-Related Party or the Collateral may be bound or affected, or (v) result in, or require the creation or imposition of, any Lien (other than the Liens contemplated by the Loan Documents) with respect to the Collateral.

(e)           Governmental Consents.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Borrower of the Loan Documents, other than approvals or consents that have been previously obtained and disclosed in writing to the Lender.

(f)           Government Regulations.  Neither Borrower nor any Borrower-Related Party is subject to regulation under the Investment Company Act of 1940, the Federal Power Act or the Public Utility Holding Company Act of 1935, the Interstate Commerce Act, as the same may be amended from time to time, or any federal or state statute or regulation limiting its ability to incur Indebtedness

(g)           Securities Activities Neither Borrower nor any Borrower-Related Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System in effect from time to time) and not more than twenty five (25%) of the value of the assets of said entities consists of such margin stock.

(h)           Suits.  There are no actions, suits or proceedings pending, or to the knowledge of Borrower, threatened, against or affecting Borrower, any Borrower-Related Party or the Collateral, or involving the validity or enforceability of the Loan Documents or the priority of the Liens created or evidenced thereby, at law or in equity, or before or by any Governmental Authority.

(i)           Financial Statements Complete and Accurate.  All information supplied and statements made to Lender by or on behalf of Borrower or any Borrower-Related Party is in any financial statement furnished or application for credit made prior to, contemporaneously with or subsequent to the execution of this Note are and shall be true, correct, complete, valid and genuine; such financial statements and applications for credit have been prepared in accordance with Good Accounting Practice and fully and accurately present the financial condition of the subject thereof as of the date thereof and no material adverse change has occurred in the financial condition reflected therein since the respective dates thereof; and no additional borrowings have been made by Borrower or any Borrower-Related Party since the respective dates thereof other than (i) the borrowing contemplated hereby and (ii) other borrowings approved by Lender’s prior written consent.

(j)           Environmental Liability.  To the knowledge of Borrower, no hazardous substances or solid wastes have been disposed of or otherwise released on the Property in violation of Environmental Laws, nor is the Property including its soil, ground, water, air and other elements, contaminated by hazardous substances or solid wastes in violation of Environmental Laws.  The terms “hazardous substance” and release” shall have the meanings specified in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et. seq.)  (“CERCLA”), and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et. seq.) (“RCRA”); provided, to the extent that the laws of the State of Texas establish a meaning for “hazardous substance”, “release”, “solid waste”, or “disposal” or “disposed”) that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

(k)           Tax Liabilities.  Borrower has filed all tax returns required to be filed, or has obtained an extension which is currently valid and in effect, for all federal, state, county, local, and foreign tax returns and reports required to be filed, including, without limitation, taxes on the Collateral and all applicable income, payroll, personal property, real property, employee withholding, social security, unemployment, franchise, excise, use and sales taxes.  Borrower has paid in full all taxes that have become due as reflected on all such returns and reports including any interest and penalties, expect for taxes being contested in good faith and for which such taxpayer has set aside adequate reserves for the payment thereof.  Borrower as established adequate reserves for all taxes payable but not yet due.  No governmental claim for additional taxes, interest, or penalties is pending or, to the knowledge of Borrower, threatened against Borrower or the Collateral.

(l)           Compliance With Legal Requirements.  Borrower and each Borrower-Related Party is in compliance with all legal requirements in respect of the conduct of its business and the ownership of its assets.  Borrower and each Borrower-Related Party owns or has the continuing right to use all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct its business.

(m)           Full Disclosure.  None of the representations, warranties, covenants, agreements or statements contained in any Loan Document or any schedule, exhibit, report, statement or certificate furnished to Lender by or on behalf of Borrower or any Borrower-Related Party in connection with the Loan contains or will contain any untrue statement of a material fact, or omits or will omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

(n)           No Known Material Adverse Fact.  Neither Borrower nor any Borrower-Related Party knows of any fact which materially and adversely affects the Collateral, or the business, operations, prospects or condition, financial or otherwise, of Borrower.

(o)           Survival of Representations and Warranties.  All representations and warranties made by or on behalf of Borrower or any Borrower-Related Party herein or in any other Loan Document shall survive the delivery of this Note and the making of the Loan and any investigation at any time made by or on behalf of Lender shall not diminish its rights to rely thereon.

(p)           No Usury.  Without limiting the generality of any other representation or warranty set forth herein or in any other Loan Document, the Loan is a commercial loan and not usurious under the laws of the State of Texas.

(q)           Advisement by Lender.  Prior to entering into this Note and the other Loan Documents, Borrower and each Borrower-Related Party has been advised by Lender to seek the advice of an attorney and an accountant in connection with the Loan.  Borrower and each Borrower-Related Party has had the opportunity to seek the advice of an attorney and accountant of its choice in connection with the Loan.

(r)           Adequate Consideration.  Prior to entering into this Note and the other Loan Documents, Borrower and each Borrower-Related Party has reviewed the benefits to be provided to it as a result of the Lender making the Loan and have concluded that the benefits are reasonably equivalent in value to the Collateral to be pledged to secure the Loan and the obligations assumed and to be assumed by it pursuant to the Loan Documents.

(s)           No Partnership, Joint Venture or Agency Intended.  Nothing in this Note or the other Loan Documents is intended or shall in any way be construed so as to create any form of partnership, joint venture or agency relationship between the Borrower and each Borrower-Related Party, on the one hand, and the Lender on the other hand, the parties hereto having expressly disclaimed any intention of any kind to create any partnership or agency relationship between them resulting from or arising out of the Loan Documents.

(t)           No Reimbursement Contract.  No Reimbursement Contract exists or has ever existed with respect to the Mortgaged Property except as described in clauses (i) through (iv) of the defined term “Reimbursement Contract”.

(u)           Lot Sale Contracts.  No Lot Sale Contract exists covering any of the Mortgaged Property except for the Meritage Lot Sale Contract.

(v)           Lots.  Each of the Lots is a Finished Lot and is suitable for the construction of a single family residence thereon.

9.           Covenants.  Borrower and each Borrower-Related Party covenants and agrees as follows:

(a)           Payment; Performance.  Borrower shall promptly pay all amounts due and owing to Lender under this Note.  Borrower and each Borrower-Related Party shall timely perform and comply with each agreement and covenant made by them under this Note and the other Loan Documents.

(b)           Use of Proceeds.  Borrower shall use the proceeds of this Note solely for the refinancing of the Property and related closing costs and expenses.  In no event shall the proceeds of this Note be used, directly or indirectly, for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System).

(c)           Indebtedness for Borrowed Money.  Except for Member Loans, UDF Loans and Indebtedness secured by Liens permitted by the Loan Documents, Borrower shall not incur any Indebtedness or guaranty or provide security for any Indebtedness of another Person or enter into any agreement to do so without the prior written consent of Lender, which may be withheld for any reason or no reason.  As a condition of Lender granting such consent, Lender may require Borrower and the other lender to enter into a subordination agreement in favor of Lender, which shall be satisfactory to Lender in all respects.  Notwithstanding the foregoing, Borrower may incur trade debt to vendors, and suppliers and providers of services in the ordinary course of business without violation of this Section 9(c).

(d)           Termination of Existence.  Borrower and each Borrower-Related Party shall not cause or permit, or enter into any agreement to cause or permit, the dissolution or termination of the existence of Borrower or any Borrower-Related Party that is an entity.  Without Lender’s prior written consent, Borrower shall not permit or enter into any agreement to cause or permit, the merger, consolidation, or reorganization of Borrower or any Borrower-Related party that is an entity with or into any other entity, whether or not such party would be the surviving entity.

(e)           Notice of Certain Events.  Borrower shall promptly notify Lender in writing of (i) the occurrence of any event or series of events causing, or that could be expected to cause or has caused, a material adverse effect on the operations or financial condition of Borrower, any Borrower-Related Party or the Collateral, (ii) the occurrence of any Event of Default, (iii) any default by Borrower or the acceleration of the maturity of any Indebtedness owed by Borrower or any Borrower-Related Party under any loan agreement, indenture, mortgage, promissory note, contract or instrument to which Borrower or any Borrower-Related Party is a party or by which any material asset or property of Borrower or any Borrower-Related Party is bound, (iv) any litigation instituted against Borrower or the Collateral, (v) notices of violation relating to and adversely affecting the Collateral received from any Governmental Authority, (vi) any audits of any federal or state tax returns of Borrower or any Borrower-Related party and the results of any such audit, (vii) any condemnation or similar proceedings with respect to the Mortgaged Property, and (viii) any other matters which could reasonably be expected to adversely affect Borrower’s ability to perform its obligations under this Note.  Borrower shall notify Lender in writing at least thirty (30) days prior to the date that it or any Borrower-Related Party changes its or his name, address, principal place of business, or the place that it maintains its or his books and records.

(f)           Financial Statements; Tax Returns.  Borrower shall deliver or cause to be delivered to Lender, the following:

(i)           within sixty (60) days after the end of each fiscal quarter, the unaudited financial statements of Borrower, prepared in accordance with Good Accounting Practice, and combined or consolidated as appropriate, including all notes related thereto;

(ii)           within one hundred twenty (120) days after the end of each fiscal year, the unaudited financial statements of Borrower, prepared in accordance with Good Accounting Practice, and combined or consolidated as appropriate, including all notes related thereto;

(iii)           copies of all federal and state tax returns prepared with respect to Borrower within ten (10) days of such documents being filed with the Internal Revenue Service or applicable state authority, along with an audit thereof upon request of Lender; and

(iv)           such other information relating to the financial condition and affairs of Borrower, and the Collateral as Lender may from time to time request.

All financial statements shall be accompanied by duly executed Financial Statement Certifications.

(g)           Taxes.  Borrower shall pay or cause to be paid all federal, state and local taxes levied against it and its assets and the Collateral as they become due and payable and before the same become delinquent.  Borrower shall furnish to Lender evidence that all such taxes are paid within ten (10) days following the date of payment.  Notwithstanding the foregoing, Borrower shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of any property subject thereto, (ii) they have notified Lender of the intent to contest such taxes, and (iii) adequate reserves for the liability associated with such tax have been established in accordance with Good Accounting Practice.

(h)           Liens.  Borrower and each Borrower-Related Party shall not create, incur, assume, permit or suffer to exist any Lien on or against the Collateral including, without limitation, the Mortgaged Property, except for Liens securing UDF Loans and as otherwise expressly permitted by the Loan Documents.

(i)           Operation of Business.  Borrower and each Borrower-Related Party shall operate its business in compliance with all applicable federal, state and local laws, rules, regulations, and ordinances.  Borrower and each Borrower-Related Party shall maintain or engage sufficient qualified personnel for the operations of its business.  Borrower and each Borrower-Related Party shall maintain its existence and good standing in each state where it operates or does any business, except in any jurisdictions where the failure to maintain such existence and good standing would not have a material adverse effect individually or in the aggregate, on its financial condition or operations.  Borrower and each Borrower-Related Party shall obtain, maintain and keep current, all consents, licenses, permits, authorizations, permissions and certificates which may be required or imposed by any Governmental Authority or which are required by applicable federal, state or local laws, regulations and ordinances.

(j)           No Work Performed. No labor or services will be performed by on behalf of Borrower or otherwise, and no materials will be furnished or delivered by on or behalf of Borrower or otherwise to, the Property prior to the recording the Deed of Trust, which could give rise to a Lien on the Property with priority equal to or greater than the Liens and security interests of the Deed of Trust or other Loan Documents.

(k)           Borrower and Mortgaged Property Documents.  In addition to the information otherwise required to be provided to Lender pursuant to the Loan Documents, Borrower shall, within five (5) days following Lender’s request, furnish to Lender, the following documents:

(i)           all documents, certificates, agreements, contracts and other materials provided for in the Advance Conditions, including, without limitation, all amendments, modifications, and supplements thereto, and all new and additional documents, certificates, and agreements, contracts and other materials relating thereto;

(ii)           all capital expenditure and expense reports, invoices and documentation of expenses and capital expenditures, bank account information and records, and other material financial and operational information related to the Collateral including, without limitation, the Mortgaged Property;

(iii)           minutes of the meetings and all written consents of the general partner, managers, members, board or other governing authority of Borrower relating in any respect to the Collateral including, without limitation, the Mortgaged Property;

(iv)           promissory notes, loan documents, contracts and agreements evidencing Indebtedness of Borrower and the Borrower-Related Parties and all amendments, modifications and supplements thereto;

(v)           any new documents or information, and any updates, supplements, or replacements for any documents or information, required to be delivered to Lender pursuant to the Loan Documents;

(vi)           each Lot Sale Contract and each amendment, modification and supplement thereto (provided, that by this reference, Lender shall not be deemed to have approved any such amendment, modification or supplement);

(vii)           contracts and agreements relating to the Mortgaged Property, its maintenance, and administration; and

(viii)           all other information with respect to Borrower, each Borrower-Related Party or the Collateral that Lender may reasonably request from time to time.

(l)           Transactions with Affiliates.  Borrower shall not enter into or be a party to any agreement or transaction with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms that are no less favorable to Borrower than it would obtain in a comparable arms-length transaction with a Person not an Affiliate of Borrower, and on terms consistent with the business relationship of Borrower and such Affiliate prior to the Effective Date, and fully disclosed to Lender.

(m)           Audit.  Borrower and each Borrower-Related Party shall permit Lender and its employees, representatives, auditors, collateral verification agents, attorneys and accountants (collectively, the “Lender Representatives”), at any time and from time to time, at Borrower’s expense, to (i) audit all books and records related to Borrower, each Borrower-Related Party and the Collateral including, without limitation, the Property, and (ii) visit and inspect the offices of Borrower and each Borrower-Related party and to inspect and make copies of all books and records, and to write down and record any information the Lender Representatives obtain.  Borrower and each Borrower-Related Party agrees to cooperate fully with Lender in connection with such audits and inspections.

(n)           Agreements related to the Property.  Without the prior written consent of Lender, neither Borrower nor any Borrower-Related Party shall enter into, amend, modify or terminate any agreement related to the Collateral that reasonably would be expected to hinder, delay or impair the timely payment of the Debt or the performance by Borrower or any Borrower-Related party of any obligations under the Loan Documents, or that could have a material adverse effect on the value of the Collateral or Lender’s Liens against the Collateral.

(o)           General Liability Insurance.  Borrower shall at all times maintain or cause to be maintained general liability insurance with coverage amounts that are normal and customary for similarly-situated entities engaged in similar businesses.  Each such policy shall provide that Lender be given at least thirty (30) days written notice as a condition precedent to any cancellation thereof or material change therein.  Borrower shall obtain an endorsement to each such policy naming Lender as an additional insured to each such policy, and provide Lender annually with the insurance certificate, evidencing such coverage, the endorsement of each such policy to Lender, and evidence of payment of the premium for each such policy.

(p)           Property Insurance.  Borrower shall, at all times maintain hazard insurance on the Property with coverage amounts that are normal and customary for similar properties.  Each such policy shall provide that Lender be given at least thirty (30) days written notice as a condition precedent to any cancellation thereof or material change therein.  Borrower shall obtain an endorsement to each such policy naming Lender as an additional insured to each such policy, and provide Lender annually with the insurance certificate, evidencing such coverage, and evidence of payment of the premium for each such policy.

(q)           Communications.  Borrower and each Borrower-Related Party hereby consents to and agrees that Lender and its representatives, employees, project managers, and consultants may communicate with (verbally and in writing, in person and via electronic communications), and exchange information among and between, (i) all contractors, subcontractors, engineers, design professionals and all others who provide work and/or services with respect the Property or any portion thereof, together with their respective principals, employees and agents, (ii) all Persons having an interest in the Collateral, and (iii) all lenders and potential lenders that may or do provide financing to Borrower.  Borrower and each Borrower-Related Party hereby releases and holds harmless, and agrees to indemnify, Lender, its general partner and their respective partners, officers, directors, shareholders, representatives, employees, and agents (each, a “Released Party”), from and against any and all damages, claims, liabilities and expenses related to, associated with or in respect of any such communications or exchanges of information, whether or not they shall be caused in whole or in part by the negligence of a Released Party, excluding Lender’s intentional misconduct or gross negligence.

(r)           Reimbursement Contract.  Borrower shall obtain Lender’s written consent prior to entering into or permitting any Affiliate to enter into any Reimbursement Contract, or prior to becoming an assignee of, or otherwise becoming entitled to receive proceeds under, any such Reimbursement Contract.  As a condition to giving its prior written consent, Borrower agrees that Lender may require, in its sole discretion, that (i) the Reimbursement Contract and the proceeds therefrom or related thereto be assigned to Lender pursuant to an Assignment of Contract Rights or other assignment form satisfactory to Lender in form and substance and filed of record, and/or (ii) the proceeds therefrom or related thereto be paid to Lender, which shall be applied by Lender to reduce Borrower’s obligations owed to Lender under this Note and the other Loan Documents, until all such obligations have been paid in full.  Notwithstanding anything else to the contrary contained herein or in any other Loan Document, in no event shall any Reimbursement Contract require or result in a subordination of Lender’s Lien against the Mortgaged Property.  Borrower agrees to, and agrees to cause its Affiliates to, execute, enter into and deliver to Lender an Assignment of Contract Rights or any additional agreements or assignments that Lender may request in order to facilitate the obligations of Borrower under this Section, and in the event of a Reimbursement Contract with the District, agrees to cause the District to execute a District Consent.  If despite an assignment to Lender, Borrower receives any reimbursement or other proceeds resulting from a Reimbursement Contract, then Borrower agrees to immediately pay over to Lender the full amount of such proceeds, which shall be applied by Lender to reduce Borrower’s obligations owed to Lender under this Note and the other Loan Documents, until all such obligations have been paid in full.  Borrower shall not amend or modify, or permit to be amended or modified, any Reimbursement Contract without Lender’s prior written consent.

(s)           Compliance with Lot Sale Contracts.  Borrower shall comply in all respects with its obligations under each Lot Sale Contract and shall not take any action or inaction that creates a Borrower default under any such Lot Sale Contract.  Borrower shall not terminate any Lot Sale Contract except in accordance with its terms upon default thereunder by the Builder, in which case, Borrower shall obtain the prior written consent of Lender to terminate such Lot Sale Contract.  Borrower shall obtain the prior written consent of Lender before entering into any agreement that amends, modifies or supplements any Lot Sale Contract.  Lender shall not unreasonably withhold or delay its consent to an amendment, modification or supplement of any Lot Sale Contract if Borrower shall have consented to such amendment, modification or supplement; provided, however, that Lender may withhold its consent, as determined by Lender in its sole discretion, to any amendment, modification or supplement to any Lot Sale Contract which (i) decreases the purchase price payable for any Lots, (ii) delays the acquisition of any Lot beyond the schedule or date(s) agreed in such Lot Sale Contract, (iii) could reasonably be expected to delay or impair the ability of Borrower to timely repay the Loan in accordance with the terms and conditions or the Loan Documents, (iv) violates any of the Loan Documents, or (v) in Lender’s opinion, materially and adversely affects Lender’s security for the Loan or the rights and benefits of Borrower under such Lot Sale Contract.

(t)           Additional Covenants for Lot Sale Contracts.  Borrower shall obtain Lender’s prior written consent before entering into any Lot Sale Contract.  Each Lot Purchaser must be either (i) an Approved Builder or (ii) another Person approved by Lender in its sole discretion.  For each Lot Sale Contract, the purchase price of the Lots, the timing of the take down schedule, if any, the other terms and conditions of each Lot Sale Contract relating to the purchase price and timing of payment for the Lots must be satisfactory to Lender in its sole discretion.  Concurrently with entering into any Lot Sale Contract and as a condition to Lender approving any Lot Sale Contract, Borrower shall execute and deliver to Lender, and shall cause the Lot Purchaser under the Lot Sale Contract, together with any title company or other escrow agent holding earnest money (in the form of cash, a letter of credit or otherwise) to execute and deliver to Lender, all of the following:  (i) an Assignment and Subordination Agreement, (ii) a Lot Purchaser Consent, and (iii) and, if Earnest Money is delivered or deposited in support of the Lot Sale Contract, an Earnest Money Assignment.  Borrower further agrees to enter into such amendments, modification or supplements to the Loan Documents in the form provided by Lender and to make such representations, warranties, covenants, that Lender deems necessary or desirable in connection with each such Lot Sale Contract.

(u)           Lot Sales Report.  Within ten (10) days after the end of each month, Borrower shall deliver to Lender, a sales report setting forth the sales status of each Lot.

(v)           Lease.  Borrower shall obtain Lender’s prior written consent before entering into any lease for the Property or any portion thereof (the “Lease”).  Borrower further agrees to amend, modify or supplement the Loan Documents to incorporate such representations, warranties, covenants, agreements and Events of Default and other terms and conditions that Lender deems reasonably necessary in connection with such Lease.

(w)           Title Policy.  Borrower shall cause the title company to issue and deliver to Lender, (i) the Title Policy for the Large Tract within forty-five (45) days after the Effective Date, and (ii) the Title Policy for the Small Tract within one hundred and five (105) days after the Effective Date.

(x)           Development Approval Matters.  Borrower will not execute any contract or directly become a party to any arrangement for the furnishing of labor, equipment, supplies or materials for any of the Mortgaged Property except with Persons approved by the Lender and pursuant to contracts approved by Lender’s prior written consent.  No work shall be commenced with respect to construction of any improvements on the Mortgaged Property without Lender’s prior written consent.  No plans and specifications shall be adopted by Borrower for the construction of any improvements on the Mortgaged Property without Lender’s prior written consent.  Lender may withhold its consent for any reason or may condition its consent in any manner whatsoever, all as determined by Lender in its sole discretion.

(y)           Small Tract.  Borrower shall acquire the Small Tract, and as further security for the Loan, Borrower shall grant Lender a first Lien on the Small Tract.  In furtherance of this obligation, Borrower shall execute and deliver to Lender, the Small Tract Deed of Trust within sixty (60) days following the Effective Date.  Borrower and the Borrower-Related Parties understand and agree that the Small Tract Deed of Trust and Lender’s Lien thereon is being granted by Borrower as further security for the Loan, and that no increase in the Commitment shall occur as a result of such additional Small Tract Deed of Trust being granted to Lender.

10.           Assignment of Construction Contracts. As additional security for the payment of the Debt and the payment and performance of the obligations, covenants and agreements under the Loan Documents, Borrower and each Borrower-Related Party hereby transfers and assigns to Lender for the benefit of Lender all rights and interest, but not its obligations, in, under and to all contracts, subcontracts and agreements, written or oral, between Borrower and any other party, and between parties other than Borrower, in any way relating to the development of the Property and/or the construction of improvements on the Property, or the supplying of material (specially fabricated or otherwise), labor, supplies, or other services therefor (collectively, the “Construction Contracts”) upon the following terms and conditions:

(a)           Borrower and each Borrower-Related Party represents and warrants to Lender that the copy of each Construction Contract that Borrower has furnished or will furnish to Lender is or will be a true and complete copy thereof, including all amendments thereto, if any, and that Borrower’s interest therein is not subject to any claim, setoff or encumbrance;

(b)           Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligations under any Construction Contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder; and Borrower hereby agrees to perform all of its obligations under each Construction Contract.  Borrower and each Borrower-Related Party hereby agrees to indemnify and hold Lender harmless against and from any loss, cost, liability or expense (including, but not limited to, consultants’ fees and expenses and attorneys’ fees and expenses) incurred in connection with Borrower’s failure to perform any such Construction Contract or any action taken by Lender, except for matters arising as a result of the gross negligence or willful misconduct by Lender;

(c)           Upon the occurrence of an Event of Default, and during the continuance thereof, Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under any Construction Contract or to protect the rights of Borrower or Lender thereunder.  Lender shall incur no liability if any action so taken by it or on its behalf shall prove to be inadequate or invalid, and Borrower and each Borrower-Related Party agrees to indemnify and hold Lender harmless against and from any loss, cost, liability or expense (including but not limited to reasonable attorneys’ fees) incurred in connection with any such action, except for matters arising as a result of the gross negligence or willful misconduct of Lender;

(d)           Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s attorney-in-fact, in Borrower’ or Lender’s name, to enforce all rights of such Borrower under each Construction Contract; provided, however, that Lender agrees not to exercise such appointment until the occurrence of an Event of Default, and during the continuance thereof. Such appointment is coupled with an interest and is therefore irrevocable;

(e)           Prior to the occurrence of an Event of Default, Borrower shall have the right to exercise its rights as owner under each Construction Contract; provided, that Borrower shall not cancel or amend any Construction Contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender; and

(f)           This assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Liens against any Property, any receiver in possession of any Property or any portion thereof and any entity affiliated with Lender which assumes Lender’s rights and obligations under this Note.

(g)           Without limitation, the foregoing indemnities contained in this Section 10 shall apply to Lender with respect to matters which in whole or in part are caused by or arise out of, or are claimed to be caused by or arise out of, the negligence (whether sole, comparative or contributory) or strict liability of Lender.  However, such indemnities shall not apply to Lender to the extent that the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of Lender.

11.           Default.

(a)           For purposes of this Note, the following events shall constitute an “Event of Default”:

(i)           except for Accrued Interest Payments due during any period when Accrued Interest Payments are made by Lender pursuant to Section 4(b), the failure of Borrower to make any payment required by this Note in full on or before the date such payment is due (or declared due pursuant to the terms of this Note), whether on or prior to the Maturity Date; or

(ii)           any financial statement, representation, warranty, or certificate made or furnished by or with respect to Borrower or any Borrower-Related Party contained in this Note or any other Loan Document or made in connection herewith or therewith, shall be materially false, incorrect, or incomplete when made; or

(iii)           Borrower or any Borrower-Related Party shall fail to perform or observe any covenant or agreement contained in this Note or any other Loan Document that is not separately listed in this Section 11(a) as an Event of Default, and the same remains unremedied for ten (10) days thereafter; or

(iv)           any “event of default” or “default” occurs under any Loan Document other than this Note that is not separately listed in this Section 11(a), and the same remains unremedied for ten (10) days thereafter; or

(v)           the entry of a decree or order for relief by a court having jurisdiction in respect of Borrower or any Borrower-Related Party in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, which is not vacated or dismissed within thirty (30) days, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower or any Borrower-Related Party for any substantial part of their respective properties or the Property, or ordering the winding up or liquidation of such person’s affairs; or

(vi)           the commencement by Borrower or any Borrower-Related Party of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment to or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower or any Borrower-Related Party for any substantial part of their respective properties or the Property, or the making by Borrower or any Borrower-Related Party of any assignment for the benefit of creditors, or the admission by Borrower or any Borrower-Related Party in writing of its inability to pay its debts generally as they become due; or

(vii)
the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of the assets of Borrower or any Borrower-Related Party or the Collateral in a proceeding brought against or initiated by Borrower or any Borrower-Related Party or the Collateral;

(viii)           if Borrower or any Borrower-Related Party that is an entity is liquidated or dissolved or winds up their affairs, or the sale or liquidation of all or substantially all of the assets of Borrower or any Borrower-Related Party that is an entity; or

(ix)           any Disposition of any Collateral occurs (except as expressly permitted by the Loan Documents) without the prior written consent of Lender; or

(x)           any “default” or “event of default” not cured within the grace period, if any, for such default or event of default (the terms “default” and “event of default” have the meaning given to such terms in the agreements and documents described below), shall occur under (A) any credit agreement, loan agreement, promissory note or other document evidencing indebtedness for borrowed money to which Borrower or any Borrower-Related Party is a party as a borrower, debtor, guarantor or other obligor, or (B) any subordination agreement, security agreement, pledge agreement, guaranty, deed of trust, or other agreement providing guaranty of or security or collateral for indebtedness, executed by Borrower or any Borrower-Related Party, or (C) any joint venture agreement, revenue or profits sharing or participation agreement, partnership agreement, shareholders agreement, securities purchase agreement or any other agreement governing to which Borrower or any Borrower-Related Party is a party, if Lender or any of its Affiliates are also a party to such agreement, or

(xi)           the death or disability of the Principal Officer; or

(xii)           in Lender’s opinion, any material adverse change occurs in the financial condition or business of Borrower or any Borrower-Related Party; or

(xiii)           any Loan Document ceases to be valid and binding for any reason or Borrower or any Borrower-Related Party asserts so; or

(xiv)           Borrower or any Borrower-Related Party suffers the entry against it of a final judgment for the payment of money in excess of $50,000 which is not covered by insurance which is not paid in full within ten (10) days thereafter; or

(xv)           Borrower or any Borrower-Related Party suffers a writ or warrant of attachment or any similar process to be issued by any tribunal against all or any substantial part of its properties, assets or the Collateral including, without limitation, the Mortgaged Property, and such writ or warrant of attachment or any similar process is not stayed or released within thirty (30) days after the entry or levy thereof or after any stay is vacated or set aside; or

(xvi)           in Lender’s opinion, the prospect for payment or the prospect for performance with respect to this Note or any other agreement that Borrower or any Borrower-Related Party may have with Lender is impaired and Lender so notifies Borrower in writing; or

(xvii)           Borrower or any Borrower-Related Party fails to comply with any covenant or agreement in any of Sections 9(b), (c), (d), (h), (j), (m), (r), (s), (t) or (v) in any respect.

(b)           Upon the occurrence of an Event of Default described in subsection (a)(v), (vi) or (vii) above, all obligations under this Note and the other Loan Documents shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Borrower-Related Party and any and all sureties, guarantors and endorsers of this Note.  During the continuance of any other Event of Default, then and in every such case Lender may do any or all of the following: (i) declare the principal of this Note together with all accrued and unpaid interest on the unpaid principal balance, and Loan Expenses and other amounts due to Lender under this Note or the other Loan Documents, to be due and payable immediately, and the same shall become and be due and payable, without notices, demands for payment, presentations for payment, notices of payment default, notices of intention to accelerate maturity, protest and notice of protest, and any other notices of any kind, all of which are expressly waived by Borrower and each Borrower-Related Party any and all sureties, guarantors and endorsers of this Note, and/or (ii) exercise any or all of its rights under all or any of the Loan Documents, and/or (iii) refuse to advance any funds hereunder, including, without limitation, any Interest Reserve, and/or (iv) exercise any or all other rights and remedies available to Lender at law and at equity, including, without limitation, such rights existing under the Uniform Commercial Code.  No delay on the part of Lender in exercising any power under this Note shall operate as a waiver of such power or right nor shall any single or partial exercise of any power or right preclude further exercise of that power or right.

(c)           If this Note is placed in the hands of an attorney for collection after an Event of Default or failure to pay under this Note, or if all or any part of the Debt represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and each Borrower-Related Party and all endorsers, sureties and guarantors of this Note, jointly and severally, agree to pay reasonable attorneys' fees and collection costs to Lender in addition to the principal and interest payable under this Note.

12.           Usury Laws.  Notwithstanding anything to the contrary contained in this Note or any other Loan Document:

(a)            It is expressly stipulated and agreed to be the intent of Borrower and each Borrower-Related Party and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Debt, or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law.  If the applicable law is ever judicially interpreted so as to render usurious any amount contracted for, charged, taken, reserved or received in respect of the Debt, including by reason of the acceleration of the maturity or the prepayment thereof, then it is the express intent of Borrower and each Borrower-Related Party and Lender that all amounts charged in excess of the Highest Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Highest Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term hereof, then Borrower and each Borrower-Related Party and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Highest Lawful Rate, either credit such excess interest against the Debt then owing by Borrower to Lender and/or refund such excess interest to Borrower.  Borrower and each Borrower-Related Party hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Debt then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated or spread, using the actuarial method, throughout the stated term of the Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Debt does not exceed the Highest Lawful Rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note or any other part of the Debt. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.  The terms and provisions of this paragraph shall control and supersede every other term, covenant or provision contained herein, in any of the other Loan Documents or in any other document or instrument pertaining to the Debt.

(b)           To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Highest Lawful Rate payable on the Note or any other part of the Debt, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Highest Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Highest Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by such applicable law now or hereafter in effect.

13.           Indemnity; Release.  Borrower and each Borrower-Related Party jointly and severally agrees to indemnify Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable, documented fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever, now existing (in this section, collectively called “Liabilities and Costs”) to the extent actually imposed on, incurred by, or asserted against Lender in its capacity as lender hereunder growing out of, resulting from or in any other way associated with (a) this Note and the other Loan Documents or any of the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein, (b) any claim that the Loan evidenced hereby is contractually usurious, and (c) any use, handling, storage, transportation, or disposal of hazardous or toxic materials on or about the Property.

The foregoing indemnifications shall apply whether or not such Liabilities and Costs are in any way or to any extent owned in whole or in part under any claim or theory of strict liability, or are caused in whole or in part by any negligent act or omission of any kind by Lender;

provided only that Lender shall not be entitled under this section to receive indemnification for that portion, if any, of any Liabilities and Costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.  If any Person (including Borrower and each Borrower-Related Party) ever alleges such gross negligence or willful misconduct by Lender, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct.  As used in this section, the term “Lender” shall refer not only to the Person designated as such in this Note but also to each partner, director, officer, attorney, employee, representative and Affiliate of such Person.

For good and valuable consideration set forth herein, including the promises, agreements, covenants, representations and obligations set forth in this Note and the other Loan Documents, Borrower and each Borrower-Related Party hereby releases and forever discharges, and covenants not to sue or file any charges or claims against Lender for any and all existing or future claims, demands and causes of action, in contract or in tort, at law or in equity, known or unknown, pending or threatened, for all existing and future damages arising out of or in any way associated with this Note and the other Loan Documents and the Loan made pursuant hereto and thereto.

14.           No Presumption.  Borrower and each Borrower-Related Party represents and warrants to Lender that they have read and fully understand the terms and provisions hereof, have had an opportunity to review this Note and the other Loan Documents with legal counsel and have executed this Note and the other Loan Documents based on their own judgment.  If an ambiguity or question of intent or interpretation arises, the Loan Documents will be construed as if drafted jointly by Borrower and each Borrower-Related Party and Lender and no presumption or burden of proof will arise favoring or disfavoring any party because of authorship of any provision of the Loan Documents.

15.           Set-Off.  Borrower hereby gives and confirms to Lender a right of set-off of all moneys, securities and other property of Borrower (whether special, general or limited) and the proceeds thereof, now or hereafter delivered to remain with or in transit in any manner to Lender, its correspondents or its agents from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise or coming into possession of Lender in any way, and also, of all other liabilities and obligations now or hereafter owed by Borrower to Lender, contracted with or acquired by Lender, whether joint, several, absolute, contingent, secured, unsecured, matured or unmatured, hereby authorizing Lender at any time after an Event of Default has occurred and is continuing, without prior notice, to apply such balances, credits of claims or any part thereof, to such liabilities in such amounts as it may select, whether contingent, unmatured or otherwise, and whether any collateral security therefor is deemed adequate or not.  The rights described herein shall be in addition to any collateral security described in any separate agreement executed by Borrower.

16.           No Third Party Beneficiaries. The benefits of this Note and the Loan Documents will not inure to any third party.  Notwithstanding anything contained in the Loan Documents or any conduct or course of conduct by Borrower or any Borrower-Related Party or Lender, before or after the date of this Note, this Note will not be construed as creating any rights, claims, or causes of action against Lender, or any of its officers, directors, agents or employees, in favor of any contractor, subcontractor, supplier of labor or materials, or any of their respective creditors, or any other person or entity other than Borrower.  Without limiting the generality of the foregoing, Advances made to any Person other than Borrower (including, without limitation, any contractor, subcontractor or supplier of labor or materials) will not be deemed recognition by Lender of any third-party beneficiary status claimed by any such person or entity.

17.           Cumulative Remedies.  All rights and remedies that Lender is afforded by reason of the Loan Documents are separate and cumulative with respect to Borrower or any of them and otherwise and may be pursued separately, successively, or concurrently, as Lender deems advisable.  In addition, all such rights and remedies are non-exclusive and shall in no way limit or prejudice Lender’s ability to pursue any other legal or equitable rights or remedies that may be available to Lender.

18.           Notice.  Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by any of the following methods:  (i) registered or certified mail, (ii) facsimile, (iii) delivered personally by courier service, or (iv) delivered by nationally recognized overnight delivery service; in each case, addressed to the respective parties as follows:

If to Borrower:                                                      Pine Trace Village, LLC
1221 North I-35 East, Suite 200
Carrollton, Texas 75006
Facsimile No. (469) 892-7201
Attention:  Mehrdad Moayedi
If to
Borrower-Related Party:                                           CTMGT Houston, LLC
Mehrdad Moayedi
1221 E. I-35
Carrollton, Texas 75006
Facsimile No.(469) 892-7201
Attention:  Mehrdad Moayedi

If to Lender:                                           United Development Funding IV
1301 Municipal Way, Suite 200
Grapevine, Texas 76051
Facsimile No. (817) 835-0383
Attention:  Ben Wissink, COO

Each notice or other communication will be treated as effective and as having been given and received (i) if sent by certified mail, or registered mail, three (3) Business Days after deposit in a regularly maintained receptacle for deposit of United States mail, (ii) if sent by facsimile, upon written or electronic confirmation of facsimile transfer, (iii) if delivered by courier, upon written or electronic confirmation of delivery from such service, or (iv) if sent by nationally-recognized overnight delivery service, upon written or electronic confirmation of delivery from such service.  Borrower’s or any Borrower Related party’s address for notice may be changed at any time and from time to time, but only after thirty (30) days’ advance written notice to Lender and shall be the most recent such address furnished in writing by them to Lender.  Lender’s address for notice may be changed at any time and from time to time, but only after written notice to Borrower and shall be the most recent such address furnished in writing by Lender to Borrower.  Actual notice, however and from whomever given or received, shall always be effective when received.

19.           Enforcement and Waiver by Lender.  Lender shall have the right at all times to enforce the provisions of this Note and the other Loan Documents in strict accordance with their respective terms, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times.  The failure of Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom or in any way or manner modified or waived the same.

20.           Choice of Law.  Except to the extent that the validity or perfection of security interests or remedies in respect of any particular collateral is governed by the laws of a jurisdiction other than the state of Texas, this Note and the other Loan Documents shall be construed in accordance with and governed by the substantive laws of the state of Texas, without regard to its conflict of laws provisions.

21.           Jurisdiction; Venue.  Borrower irrevocably agrees that any legal proceeding in respect of this Note and the other Loan Documents shall be brought in the district courts of Tarrant County, Texas or the United States District Court for the Northern District of Texas, Fort Worth Division (the “Specified Courts”).  Borrower hereby irrevocably submits to the nonexclusive jurisdiction of the Specified Courts.  Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have that the laying of venue of any suit, action or proceeding brought in any such Specified Court has been brought in an inconvenient forum.  Borrower hereby irrevocably agrees to a transfer of all such proceedings to the Specified Courts.  Nothing herein shall affect the right of Lender to commence legal proceedings or otherwise proceed against Borrower in any jurisdiction or to serve process in any manner permitted by applicable law.

22.           Counterparts.  This Note and each other Loan Document may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

23.           Severability.  If any provision of this Note or any other Loan Document shall be held invalid under any applicable laws, then all other terms and provisions of this Note and the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

24.           Amendments; Waivers.  No amendment or waiver of any provision of this Note nor consent to any departure herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and the affected party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

25.           Binding Effect; Assignment. This Note and the other Loan Documents shall be binding on Borrower and its successors and assigns, including, without limitation, any receiver, trustee or debtor in possession of or for Borrower, and shall inure to the benefit of Lender and its successors and assigns.  Borrower shall not be entitled to transfer or assign their obligations under this Note and the other Loan Documents in whole or in part without the prior written consent of Lender. This Note and the other Loan Documents are freely assignable and transferable by Lender without the consent of Borrower.  Should the status, composition, structure or name of Borrower change, this Note and the other Loan Documents shall continue to be binding upon such Person and also cover such Person under the new status composition, structure or name according to the terms hereof and thereof.

26.           Time of the Essence.  Time is of the essence in this Note and the Loan Documents.

27.           Captions; Number or Gender of Words.  The captions in this Note are for the convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.  Except where the context indicates otherwise, words in the singular number will include the plural and words in the masculine gender will include the feminine and neutral, and vice versa, when they should so apply.

28.           Further Assurances; Cooperation.  Borrower and each Borrower-Related Party will at any time and from time to time upon request of the Lender take or cause to be taken any action, will execute, acknowledge, deliver or record any further documents, opinions, mortgages, security agreements, financing statements, amendments to the Loan Documents or other instruments as Lender in its reasonable discretion deems necessary or appropriate to carry out the purposes of the Loan Documents and to preserve, protect and perfect the security interest intended to be created and preserved in the Collateral.

29.           Joint and Several Liability.  “Borrower” shall mean each co-borrower hereunder, or any of them, if more than one.  The obligations of said Borrower hereunder if more than one, shall be joint and several.  Suit may be brought against said Borrower, jointly and severally, and against any one or more of them, or less than all, without impairing the rights of Lender against the others of said Borrower; and Lender may compromise with any one of said Borrower for such sums or sum as it may see fit and release such of said Borrower from all further liability to Lender for such indebtedness without impairing the right of Lender to demand and collect the balance of such indebtedness from others of said Borrower not so released.

30.           Waiver of Jury Trial, Punitive Damages, etc.  Borrower and each Borrower-Related Party hereby knowingly, voluntarily, intentionally and irrevocably (a) waives, to the maximum extent not prohibited by law, any right Borrower and each Borrower-Related Party may have to a trial by jury in respect of any litigation based hereon, or directly or indirectly at any time arising out of, under or in connection with this Note or the Loan Documents or any transaction contemplated hereby or thereby or associated herewith or therewith, (b) waives, to the maximum extent not prohibited by law, any right Borrower and each Borrower-Related Party may have to claim or recover in any such litigation any “Special Damages”, as defined below, (c) certifies that no party hereto nor any representative of Lender or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would  not, in the event of litigation, seek to enforce the foregoing waivers, and (d) acknowledges that Lender has been induced to make the Loan to Borrower and to enter into the Loan Documents with Borrower and each Borrower-Related Party by, among other things, the waivers and certifications contained in this Section.  As used in this Section, the term “Special Damages” means and includes special, consequential, exemplary or punitive damages (regardless of how named).

31.           Acknowledgement and Consent to Pledge.  Borrower and the Borrower-Related Parties acknowledge that this Note is subject to a security interest and lien in favor of, and is pledged as collateral to, Raley Holdings, LLC, which is a lender to United Development Funding IV.  By execution hereof, Borrower and the Borrower-Related Parties consent to such security interest, lien and pledge.

32.           Entire Agreement.  This Note and the other Loan  Documents together constitute the entire agreement among the parties concerning the subject matter hereof, and all prior discussions, agreements and statements, whether oral or written, are merged into this Note and the other Loan Documents. There are no unwritten oral agreements among the parties and this Note and the other Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

[The remainder of this page is left blank intentionally.]

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Secured Promissory Note – Pine Trace Village – Lot / Land Loan

This Note has been executed on this the _____ day of March, 2010 by the undersigned Borrower, to be effective for all purposes as of the Effective Date.

BORROWER:

PINE TRACE VILLAGE, LLC,
a Texas limited liability company

By:           CTMGT Houston, LLC, a Texas limited liability company
Sole Member and Manager of Pine Trace Village, LLC

By:           Centamtar Terras, L.L.C., a Texas limited liability company
Member of CTMGT Houston, LLC

By:           CTMGT, LLC, a Texas limited liability company
Sole Member and Manager of Centamtar Terras, L.L.C.

By:             /s/ Mehrdad Moayedo
Name:         Mehrdad Moayedi
Title:           Sole Member and Manager of CTMGT, LLC.

By:           CTMGT, LLC, a Texas limited liability company
Member of CTMGT Houston, LLC

By:             /s/ Mehrdad Moayedi
Name:         Mehrdad Moayedi
Title:           Sole Member and Manager of CTMGT, LLC

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Secured Promissory Note – Pine Trace Village – Lot / Land Loan

This Note has been executed on this the _____ day of March, 2010 by the undersigned Borrower-Related Parties, to be effective for all purposes as of the Effective Date.

BORROWER-RELATED PARTY:

CTMGT HOUSTON, LLC, a Texas limited liability company, hereby executes this Note for the purpose of acknowledging and agreeing to the representations, warranties, covenants and agreements as same relate to it, specifically in its capacity as a Pledgor, a Guarantor and a Borrower-Related Party under this Note.

CTMGT HOUSTON LLC,
a Texas limited liability company

By:           Centamtar Terras, L.L.C., a Texas limited liability company
Member of CTMGT Houston, LLC

By:           CTMGT, LLC, a Texas limited liability company
Sole Member and Manager of Centamtar Terras, L.L.C.

By:             /s/ Mehrdad Moayedi
Name:         Mehrdad Moayedi
Title:           Sole Member and Manager of CTMGT, LLC.

By:           CTMGT, LLC, a Texas limited liability company
Member of CTMGT Houston, LLC

By:             /s/ Mehrdad Moayedi
Name:         Mehrdad Moayedi
Title:           Sole Member and Manager of CTMGT, LLC

37104.8/319363v2
Secured Promissory Note – Pine Trace Village – Lot / Land Loan

This Note has been executed on this the _____ day of March, 2010 by the undersigned Lender, to be effective for all purposes as of the Effective Date.

The terms of this Note are hereby accepted by Lender.

LENDER:

UNITED DEVELOPMENT FUNDING IV
a Maryland real estate investment trust

By:         /s/ David Hanson
Name:     David Hanson
Its:          COO

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Secured Promissory Note – Pine Trace Village – Lot / Land Loan

EXHIBIT A

LARGE TRACT

Tract I:

LOTS ONE (1), FIVE (5), THIRTY (30), THIRTY-TWO (32), THIRTY-THREE (33), THIRTY-FOUR (34), THIRTY-FIVE (35), THIRTY-SIX (36), THIRTY-SEVEN (37), THIRTY-EIGHT (38), THIRTY-NINE (39), FORTY (40), FORTY-ONE (41) in BLOCK ONE (1) ; LOTS FIVE (5), SIX (6), SEVEN (7), EIGHT (8), NINE (9) in BLOCK TWO (2); LOTS ONE (1), TWO (2), THREE (3), FOUR (4), SIX (6), SEVEN (7), in BLOCK THREE (3), of PINE TRACE VILLAGE SECTION ONE (1), a subdivision in Harris County, Texas, according to the map or plat thereof recorded under Film Code No. 603139 of the Map Records of Harris County, Texas.

Tract II:

LOTS ONE (1), TWO, (2), THREE (3), FOUR (4), FIVE (5), SIX (6), SEVEN (7), EIGHT (8), NINE (9), TEN (10), ELEVEN (11), TWELVE (12), THIRTEEN (13), FOURTEEN (14), FIFTEEN (15), SIXTEEN (16), SEVENTEEN (17), EIGHTEEN (18), NINETEEN (19), TWENTY (20), TWENTY-ONE (21), TWENTY-TWO (22), TWENTY-THREE (23), TWENTY-FOUR (24), TWENTY-FIVE (25), TWENTY-SIX (26), TWENTY-SEVEN (27), TWENTY-EIGHT (28), TWENTY-NINE (29), THIRTY (30), THIRTY-ONE (31) and THIRTY-TWO (32), in BLOCK ONE (1); LOTS ONE (1), TWO (2), THREE (3), FOUR (4), FIVE (5), SIX (6), SEVEN (7), EIGHT (8), NINE (9), TEN (10), ELEVEN (11), TWELVE (12), THIRTEEN (13), FOURTEEN (14), FIFTEEN (15), SIXTEEN (16), SEVENTEEN (17), EIGHTEEN (18), NINETEEN (19), TWENTY (20), TWENTY-ONE (21), TWENTY-TWO (22), TWENTY-THREE (23) TWENTY-FOUR (24), TWENTY-FIVE (25), TWENTY-SIX (26), TWENTY-EIGHT (28), TWENTY-NINE (29), THIRTY (30), THIRTY-ONE (31), THIRTY-TWO (32), THIRTY-THREE (33), THIRTY-FOUR (34), THIRTY-FIVE (35), THIRTY-SIX (36), THIRTY-SEVEN (37), THIRTY-EIGHT (38), THIRTY-NINE (39) in BLOCK TWO (2); LOTS ONE (1), TWO (2), THREE (3), FOUR (4), FIVE (5), SIX (6), SEVEN (7), EIGHT (8), NINE (9), TEN (10), ELEVEN (11), TWELVE (12), THIRTEEN (13), FOURTEEN (14), FIFTEEN (15), TWENTY-ONE (21), TWENTY-TWO (22), TWENTY-THREE (23), TWENTY-FOUR (24), TWENTY-FIVE (25), TWENTY-SIX (26), TWENTY-SEVEN (27) TWENTY-EIGHT (28), TWENTY-NINE (29) in BLOCK THREE (3), of PINE TRACE VILLAGE SECTION TWO (2), a subdivision in Harris County, Texas according to the map or plat thereof recorded under Film Code No. 603141 of the Map Records of Harris County, Texas.

Tract III:

All that certain tract or parcel of land, containing 170.963 acres, more or less, being out of the Jesse Pruitt Survey, Abstract No. 629, situated in   County, Texas, being more particularly described by metes and bounds in Exhibit "A" attached hereto.

Save and except the following two parcels of land:

PINE TRACE VILLAGE SECTION ONE (1), a subdivision in Harris County, Texas, according to the map or plat thereof recorded under Film Code No. 603139 of the Map Records of Harris County, Texas.

PINE TRACE VILLAGE SECTION TWO (2), a subdivision in Harris County, Texas according to the map or plat thereof recorded under Film Code No. 603141 of the Map Records of Harris County, Texas.

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Secured Promissory Note – Pine Trace Village – Lot / Land Loan

EXHIBIT B

SMALL TRACT

Being a tract of land containing 19.842 acres, located in the James Coulter Survey, Abstract 214, Harris County, Texas; said 19.842 acre tract being a portion of a called 70.7708 acre tract of land recorded in the name of Ralph Shirley, Trustee, in Harris County Clerk’s File Number (H.C.C.F. No.) H971952, and being the remainder of a called 24.8708 acre tract recorded in the name of Ralph Shirley, Trustee, in H.C.C.F. No. N220673; said 19.842 acre tract being more particularly described by metes and bounds as follows (bearings are based on the Texas State Plane Coordinate System, South Central Zone (NAD 83));
BEGINNING at a 5/8-inch iron rod found marking the northwest corner of a called 5.000 acre tract of land recorded in the name of George Rochester in H.C.C.F. No. R936188, being on the east Right-of-Way (R.O.W.) line of Stuebner Airline Road (60 feet wide per H.C.C.F. No. C104039 and Volume 1, Page 310 Road Records of Harris County), and the west line of aforesaid 24.8708 acre tract;
THENCE, with the east R.O.W. line of aforesaid Stuebner Airline Road and the west line of aforesaid 24.8708 acre tract, North 02 degrees 13 minutes 03 seconds West, a distance of 384.84 feet to a 5/8-inch iron rod found marking the northwest corner of aforesaid 24.8708 acre tract, the southwest corner of a called 5.0027 acre tract (called Tract “A”) recorded in the name of Patrick Brady and Pamela Brady in H.C.C.F. No. X350141, and the northwest corner of the herein described tract;
THENCE, with the line common to aforesaid 24.8708 acre tract and aforesaid 5.0027 acre tract, a called 5.0000 acre tract (called Tract “B”) recorded in the name of Patrick Brady and Pamela Brady in H.C.C.F. No. X350141, a called 4.9942 acre tract (called Tract “C”) recorded in the name of Jean M. Widak in H.C.C.F. No. S716758, and a called 5.0058 acre tract recorded in the name of James E. Taylor and Linda A. Taylor in H.C.C.F. No. W325620, North 87 degrees 38 minutes 29 seconds East, a distance of 1249.70 feet (called 1250.00 feet) to a ½-inch iron rod found marking the northeast corner of aforesaid 24.8708 acre tract, the southeast corner of aforesaid 5.0058 acre tract, and the northwest corner of a called 5.4103 acre tract recorded in the name of Kim L. Arnold and spouse Edward E. Arnold in H.C.C.F. No. T112214;
THENCE, with the line common to aforesaid 24.8708 acre tract, and aforesaid 5.4103 acre, and a called 5.4416 acre tract of land recorded in the name of David W. Pavlik in H.C.C.F. No. U314072, South 02 degrees 11 minutes 06 seconds East, a distance of 866.01 feet (called 866.70 feet) to a 5/8-inch iron rod found marking the southeast corner of aforesaid 24.8708 acre tract, the southwest corner of aforesaid 5.4416 acre tract and the southeast corner of the herein described tract, and being on the north line of a called 170.940 acre tract of land recorded in the name of 170 Dowdell, Ltd., in H.C.C.F. No. X444623;
THENCE, with the line common to aforesaid 24.8708 and 170.940 acre tracts, South 87 degrees 37 minutes 25 seconds West, a distance of 712.20 feet to a 5/8-inch iron rod set for the southerly southwest corner of the herein described tract, the southeast corner of aforesaid 5.0000 acre tract, and being on the southwest line of a 75-foot wide Harris County Flood Control Ditch (H.C.F.C.D.); easement recorded in H.C.C.F. No. S728540;
THENCE, with the east line of aforesaid 5.0000 acre tract and the southwest line of aforesaid 75-foot wide H.C.F.C.D. easement, North 21 degrees 30 minutes 47 seconds West, a distance of 509.09 feet to a 5/8-inch iron rod set for angle point and being the northeast corner of aforesaid 5.0000 acre tract;
THENCE, with the north line of aforesaid 5.0000 acre tract, South 87 degrees 43 minutes 00 seconds West, a distance of 368.78 feet to the POINT OF BEGINNING containing 19.842 acres of land.

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Secured Promissory Note – Pine Trace Village – Lot / Land Loan

EXHIBIT C

APPROVED BUDGET

(See Attached)

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Secured Promissory Note – Pine Trace Village – Lot / Land Loan

EXHIBIT D

PRO FORMA

(See Attached)

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Secured Promissory Note – Pine Trace Village – Lot / Land Loan

EXHIBIT E

FORM OF ADVANCE REQUEST

(See Attached)

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Secured Promissory Note – Pine Trace Village – Lot / Land Loan